Exhibit 10.2

FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

THIS AMENDMENT (this “Amendment”) is made and entered into as of November 26, 2019 by and between OncoSec Medical Incorporated (“Issuer”) and Sirtex Medical US Holdings, Inc., a Delaware corporation (“Purchaser”), to amend the Stock Purchase Agreement dated as of October 10, 2019 (the “Stock Purchase Agreement”) by and between Purchaser and Issuer. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Stock Purchase Agreement.

RECITALS

WHEREAS, Purchaser and Issuer entered into the Stock Purchase Agreement pursuant to which Purchaser agreed to acquire shares of Issuer’s Common Stock on the terms and subject to the conditions as set forth in the Stock Purchase Agreement; and

WHEREAS, Issuer and Purchaser now wish to amend certain provisions of the Stock Purchase Agreement as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, Issuer and Purchaser agree to amend the Stock Purchase Agreement as follows:

AGREEMENT

Section 1.	Amendments to the Stock Purchase Agreement.

A.	Amendment to Article 3.

Section 3.2 of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“3.2 Corporate Authorization.

(a)	The execution, delivery and performance by Issuer of this Agreement and the consummation by Issuer of the transactions contemplated hereby are within Issuer’s corporate powers and, except for Issuer Stockholder Approval (as defined below), have been duly authorized by all necessary corporate action on the part of Issuer. The affirmative vote of a majority of the total votes cast (the “Issuer Stockholder Approval”) is the only vote of the holders of any class or series of capital stock of Issuer necessary to approve this Agreement and the transactions contemplated hereby, including in connection with the Bylaws Amendment and any necessary approvals under Nasdaq rules. Issuer has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by Purchaser, this Agreement constitutes a valid and binding obligation of Issuer enforceable against Issuer in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

(b)	At a meeting duly called and held, the Board affirmatively (i) determined that this Agreement and the transactions contemplated hereby are fair to, advisable and in the best interests of Issuer and its stockholders, (ii) approved and adopted this Agreement and the Bylaws Amendment and the transactions contemplated hereby and thereby in accordance with the requirements of the NRS and Nasdaq rules, (iii) waived Issuer’s expectations as to corporate opportunities presented to Grand Decade Developments Limited, a British Virgin Islands limited company, and certain related parties and (iv) resolved to recommend the approval of this Agreement and the transactions contemplated hereby, including the Bylaws Amendment, by the stockholders of Issuer (such recommendation, the “Issuer Board Recommendation”).”

B.	Amendments to Article 5.

(i) Section 5.3 of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“5.3 Issuer Stockholder Meeting.

(a) As promptly as reasonably practicable (and in any event within five Business Days after the date hereof), Issuer shall prepare (and shall give Purchaser a reasonable opportunity to review and comment on) and file the Issuer Proxy Statement with the SEC. Issuer shall use its reasonable best efforts to cause the Issuer Proxy Statement to be cleared by the SEC as soon as practicable after the date hereof and to be mailed to its stockholders as promptly as practicable thereafter. Issuer shall use its reasonable best efforts to ensure that the Issuer Proxy Statement, and any amendments or supplements thereto, comply in all material respects with the rules and regulations promulgated by the SEC under the 1934 Act and comply in all respects with all applicable requirements under the NRS (including NRS 92A.300 through 92A.500, inclusive) and the Charter Documents. Issuer and Purchaser shall cooperate with one another (i) in connection with the preparation of the Issuer Proxy Statement and (ii) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, Consents or waivers are required to be obtained from parties to any material Contracts or in connection with the consummation of the transactions contemplated by this Agreement. In addition, Issuer and Purchaser shall use their respective reasonable best efforts to take such actions or make any such filings and furnish information required in connection therewith or with the Issuer Proxy Statement, and timely seek to obtain such actions, Consents or waivers from parties under such material Contracts.

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(b) Issuer shall cause a meeting of its stockholders (the “Issuer Stockholder Meeting”) to be duly called and held as promptly as reasonably practicable after the SEC or its staff advises that it has no further comments on the Issuer Proxy Statement or that Issuer may commence mailing the Issuer Proxy Statement for the purpose of voting on the approval of this Agreement and shall comply with all Applicable Law with respect to such meeting and the solicitation of proxies in connection therewith. Issuer shall cause the Issuer Proxy Statement to comply in all respects with the applicable provisions of the NRS and the Charter Documents, and to be mailed to the stockholders of Issuer as of the record date established for Issuer Stockholders Meeting as promptly as reasonably practicable thereafter. Issuer shall use its reasonable best efforts to solicit from Issuer’s stockholders proxies in favor of the approval of this Agreement and the transactions contemplated hereby, and shall take all other action necessary or advisable to secure Issuer Stockholder Approval.

(c) Any adjournment, delay or postponement of Issuer Stockholder Meeting shall require the prior written consent of Purchaser; provided that Issuer shall be permitted to adjourn, delay or postpone Issuer Stockholder Meeting (i) with the consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed) for the absence of a quorum or (ii) after consultation with Purchaser, solely to the extent necessary to ensure that any legally required supplement or amendment to the Issuer Proxy Statement is provided to the stockholders of Issuer with adequate time to review. Purchaser may require Issuer to adjourn, delay or postpone Issuer Stockholder Meeting for up to five days or as otherwise agreed by the parties (but prior to the date that is two Business Days prior to the End Time) to solicit additional proxies necessary to obtain Issuer Stockholder Approval. Once Issuer has established a record date for Issuer Stockholder Meeting, Issuer shall not change such record date or establish a different record date for Issuer Stockholders Meeting without the prior written consent of Purchaser, unless required to do so by Applicable Law or Issuer’s organizational documents. Without the prior written consent of Purchaser, the approval of this Agreement and the transactions contemplated hereby shall be the only matter (other than matters of procedure and matters required by Applicable Law to be voted on by Issuer’s stockholders in connection with the approval of this Agreement and the transactions contemplated hereby) that Issuer shall propose to be acted on by the stockholders of Issuer at Issuer Stockholder Meeting.”

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(ii) The following shall be added as Section 5.12 of the Stock Purchase Agreement:

“5.12 Articles Amendment.

(a) As soon as practicable following the Closing Date, Issuer shall call its annual meeting of the Company’s stockholders to obtain the requisite stockholder approval to effect the Articles Amendment in the form attached hereto as Exhibit D. Purchaser hereby agrees to vote in favor of the Articles Amendment at any applicable meeting of Issuer’s stockholders in which the Articles Amendment is presented for stockholder approval.

(b) At the time the proxy statement to be filed with the SEC in connection with the Company’s annual meeting and the Articles Amendment (the “Second Proxy Statement”) or any amendment or supplement thereto is first mailed to stockholders of Issuer, at the time such stockholders vote on approval of the Articles Amendment, the Second Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) As soon as practicable following the Closing Date (and in any event within 15 Business Days after the date thereof), Issuer shall prepare (and shall give Purchaser a reasonable opportunity to review and comment on) and file the Second Proxy Statement with the SEC. Issuer shall use its reasonable best efforts to cause the Second Proxy Statement to be cleared by the SEC as soon as practicable after the date thereof and to be mailed to its stockholders as promptly as practicable thereafter. Issuer shall use its reasonable best efforts to ensure that the Second Proxy Statement, and any amendments or supplements thereto, comply in all material respects with the rules and regulations promulgated by the SEC under the 1934 Act and comply in all respects with all applicable requirements under the NRS (including NRS 92A.300 through 92A.500, inclusive) and the Charter Documents. Issuer and Purchaser shall cooperate with one another in connection with the preparation of the Second Proxy Statement.

(d) Issuer shall cause its annual meeting of its stockholders (the “Second Stockholder Meeting”) to be duly called and held as promptly as reasonably practicable after the SEC or its staff advises that it has no further comments on the Second Proxy Statement or that Issuer may commence mailing the Second Proxy Statement for the purpose of voting on the approval of the Articles Amendment and shall comply with all Applicable Law with respect to such meeting and the solicitation of proxies in connection therewith. Issuer shall cause the Second Proxy Statement to comply in all respects with the applicable provisions of the NRS and the Charter Documents, and to be mailed to the stockholders of Issuer as of the record date established for the Second Stockholder Meeting as promptly as reasonably practicable thereafter. Issuer shall use its reasonable best efforts to solicit from Issuer’s stockholders proxies in favor of the approval of the Articles Amendment, and shall take all other action necessary or advisable to secure the requisite stockholder approval.

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(e) Any adjournment, delay or postponement of the Second Stockholder Meeting shall require the prior written consent of Purchaser; provided that Issuer shall be permitted to adjourn, delay or postpone the Second Stockholder Meeting (i) with the consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed) for the absence of a quorum or (ii) after consultation with Purchaser, solely to the extent necessary to ensure that any legally required supplement or amendment to the Second Proxy Statement is provided to the stockholders of Issuer with adequate time to review. Purchaser may require Issuer to adjourn, delay or postpone the Second Stockholder Meeting for up to five days or as otherwise agreed by the parties (but prior to the date that is two Business Days prior to the End Time) to solicit additional proxies necessary to obtain the requisite stockholder approval. Once Issuer has established a record date for the Second Stockholder Meeting, Issuer shall not change such record date or establish a different record date for the Second Stockholder Meeting without the prior written consent of Purchaser, unless required to do so by Applicable Law or Issuer’s organizational documents. Without the prior written consent of Purchaser, the approval of the Articles Amendment, electing directors and appointing auditors shall be the only matters (other than matters of procedure and matters required by Applicable Law to be voted on by Issuer’s stockholders in connection with the approval of the Articles Amendment) that Issuer shall propose to be acted on by the stockholders of Issuer at the Second Stockholder Meeting.”

C.	Amendment to Article 7.

Section 7.8 of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“7.8 Issuer Approvals.

Issuer shall have obtained Issuer Stockholder Approval for this Agreement and the transactions contemplated hereby. The Bylaws Amendment shall have been approved and adopted by the Board.”

D.	Amendment to Article 8.

Section 8.5 of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“8.5 Issuer Stockholder Approval.

Issuer shall have obtained Issuer Stockholder Approval for this Agreement and the transactions contemplated hereby, including any necessary approvals under Nasdaq rules.”

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E.	Amendment to Article 10.

Section 10.1 of the Stock Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“10.1 Termination.

(a) The obligation of Issuer to sell, and Purchaser to purchase, the Purchased Shares on the Closing Date may be terminated:

(i) by the mutual consent of Purchaser and Issuer;

(ii) by either Party if the Closing shall not have occurred on or before March 31, 2020 (the “End Time”); provided that the right to terminate this Agreement pursuant to this Section 10.1(a)(ii) shall not be available to any Party whose breach of any representation, warranty, covenant, agreement or provision of this Agreement has caused or resulted in the failure of the Closing to occur by the End Time;

(iii) by Purchaser if (i) any condition in Article 7 becomes impossible to perform or satisfy (other than as a result of a material breach or default by Purchaser in the performance of its obligations hereunder) and the performance of such condition has not been waived by Purchaser in writing at or prior to the Closing Date or (ii) Issuer materially breaches any of its covenants or agreements contained herein and such breach is not cured (if capable of being cured) within ten (10) days after written notice of such breach;

(iv) by Issuer if (i) any condition in Article 8 becomes impossible to perform or satisfy (other than as a result of a material breach or default by Issuer in the performance of its obligations hereunder) and the performance of such condition has not been waived by Issuer in writing at or prior to the Closing Date or (ii) Purchaser materially breaches any of its covenants or agreements contained herein and such breach is not cured (if capable of being cured) within ten (10) days after written notice of such breach; or

(v) by Purchaser if the Closing has not occurred within ten (10) Business Days of the satisfaction of the conditions set forth in Article 8 (so long as at the time of Purchaser’s termination pursuant to this clause (v), Purchaser is not then in material breach or default in the performance of its obligations hereunder), which shall constitute a material breach by Issuer.

(b) Upon termination, this Agreement shall be terminated in its entirety and each provision of this Agreement shall have no further force and effect, except for Article 9 and Section 11.2, each of which shall survive; provided that no such termination shall relieve any party from any liability or damages resulting from a willful and material breach of any of its representations, warranties, covenants or agreements set forth in this Agreement or fraud, in which case the non-breaching party shall be entitled to all rights and remedies available at law or in equity.”

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Section 2.	Miscellaneous.

A.	Provisions Still Effective. Except as expressly amended by Section 1 of this Amendment, all provisions, terms and conditions of the Stock Purchase Agreement shall continue in full force and effect.

B.	Representations. Each of Issuer and Purchaser represent that they have taken all action necessary to make this Amendment effective against them, as applicable and that the person signing this Amendment on their behalf has been duly authorized to execute and deliver this Amendment.

C.	Governing Law. Except to the extent that mandatory principles of Applicable Law require the application of the NRS, this Amendment shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York.

D.	Execution by Facsimile and in Counterparts. This Amendment may be executed by delivery of a facsimile copy of an executed signature page with the same force and effect as the delivery of an originally executed signature page. This Amendment may be executed in counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, each of Issuer and Purchaser have executed this Amendment as of the first date written above.

Issuer:

oncosec medical incorporated

By:	/s/ Daniel J. O’Connor
Name:	Daniel J. O’Connor
Title:	Chief Executive Officer and President

Purchaser:

SIRTEX MEDICAL US HOLDINGS, INC.

By:	/s/ Kevin R. Smith
Name:	Kevin R. Smith
Title:	Chief Executive Officer

[Signature Page to First Amendment to Stock Purchase Agreement]